UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 19, 2012 (September 19, 2012)

SALLY BEAUTY HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-33145	36-2257936
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

3001 Colorado Boulevard

Denton, Texas 76210

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (940) 898-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2012, the Board of Directors (the “Board”) of Sally Beauty Holdings, Inc. (the “Corporation”)  appointed Christian A. Brickman to fill the one vacancy resulting from the retirements of three directors, after taking into account the reduction in the size of the Corporation’s Board of Directors from eleven members to nine members on August 27, 2012.

Christian Brickman will be a Class I director and will serve as a director until the 2013 annual meeting of the Corporation’s stockholders or until his earlier resignation or removal.

Mr. Brickman, age 47, is President of Kimberly-Clark International.  In this capacity, Mr. Brickman leads the company’s international consumer business in all operations outside of North America and Western Europe, a role he has held since May 2012.  Prior to being appointed to his current role, Mr. Brickman served as President of Kimberly-Clark Professional from August 2010 to May 2012.  Mr. Brickman joined Kimberly-Clark in 2008 as Chief Strategy Officer and has played a key role in the development and implementation of the company’s strategic plans and processes to enhance Kimberly-Clark’s enterprise growth initiatives.  Prior to joining Kimberly-Clark, Mr. Brickman was a Principal in McKinsey & Company’s Dallas, Texas, office and a leader in the firm’s consumer packaged goods and operations practices.  The Board believes that Mr. Brickman’s executive and management experience, including his experience as President of a large international company, well qualify him to serve on our Board.

Mr. Brickman will receive compensation for his service as a director in accordance with the Corporation’s Independent Director Compensation Policy, a copy of which was filed as Exhibit 10.2 to the Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALLY BEAUTY HOLDINGS, INC.

September 19, 2012	By:	/s/ Matt Haltom
	Name:	Matt Haltom
	Title:	Vice President, Assistant Secretary and Deputy General Counsel

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